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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported): September 11, 2000

                   Diamond Technology Partners Incorporated
            (Exact name of registrant as specified in its charter)



       Delaware                          000-22125           36-4069408
(State or other jurisdiction of         (Commission          (IRS Employer
 incorporation)                         File Number)    Identification Number)


           John Hancock Center
  875 North Michigan Avenue, Suite 3000                   60611
        Chicago, Illinois  60611                        (Zip Code)
(Address of principal executive offices)

                                 312-255-5000
             (Registrant's telephone number, including area code)

                                Not Applicable
         (Former name or former address, if changed since last report)
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Item 2.


The registrant announced today that it has entered into a definitive stock purchase agreement to acquire Cluster Telecom B.V. d/b/a Cluster Consulting Group, a pan-European management consulting firm specializing in wireless technology, Internet and digital strategies. The acquisition will be accounted for under purchase accounting. The consideration will consist of US$44 million in cash and a aggregate of 13.9 million shares and options for shares of Diamond's Class B Common Stock allocated on the basis of Cluster's stock ownership and option holdings as of the closing. All but 800,000 of the Class B Common shares will be subject to transfer restrictions and risks of forfeiture which lapse over periods ranging from 180 days to five years. The purchase price was determined based on relevant revenue multiples of companies of similar size and scope. The registrant will utilize cash from ongoing operations to pay the cash portion of the purchase price. A copy of the press release announcing the acquisition is attached hereto as Exhibit 99.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(a)  Financial Statements:  To be filed by amendment as permitted by Item
     7(a)(4).

(b) Pro Forma Financial Information: To be filed by amendment as permitted by Item 7 (a)(4).


(c)  Exhibits


Exhibit Number                       Document                        Page

   99                Press Release dated September 11, 2000           1

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                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              Diamond Technology Partners Incorporated


                              By:
                                 -------------------------------------------
                                 Karl E. Bupp
                                 Vice President & Chief Financial Officer


September 11, 2000

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                                 EXHIBIT INDEX

Exhibit Number                       Document                        Page
    99               Press Release dated September 11, 2000            1

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